Exhibit 10.41
[ON THE LETTERHEAD OF ABN AMRO BANK N.V.]

To:	UTI Worldwide Inc. (IBC number 141257) (the Company) for itself and as agent for each of the other Obligors party to the Agreement (as defined below)

For the attention of:	Lawrence R Samuels
With a copy to:	Stephen D. Cooke
Paul Hastings Janofsky & Walker LLP
695 Town Center Drive, Seventeenth Floor,
Costa Mesa,
CA 92626 USA
11 October 2006
Dear Sirs,
US$250,000,000 credit agreement (the Agreement) dated 13 July 2006 between (among others) the Company and ABN AMRO Bank N.V. as coordinating facility agent, global facility agent and global issuing bank
1.	Background

(a)	This letter is supplemental to and amends the Agreement.

(b)	The main reason for entering into this letter is to extend the period by which certain Security Interests need to be released under the Agreement.

(c)	Pursuant to clause 33 (Amendments and waivers) of the Agreement, the Majority Lenders have consented to the amendments to the Agreement contemplated by this letter and the Global Majority Lenders have consented to the Resignation Request referred to in paragraph 6 of this letter. Accordingly, we are authorised to execute this letter on behalf of the Finance Parties.

2.	Interpretation

(a)	Capitalised terms defined in the Agreement have the same meaning when used in this letter unless expressly defined in this letter.

(b)	The provisions of clause 1.2 (Construction) of the Agreement apply to this letter as though they were set out in full in this letter except that references to the Agreement are to be construed as references to this letter.

(c)	Effective Date means the date on which the Coordinating Facility Agent gives the notification to the Company and the Lenders under paragraph 3(b) (Amendments) below or such other date as the Company and the Coordinating Facility Agent agree

3.	Amendments

(a)	Subject to subparagraph (b) below, the Agreement will be amended from the Effective Date in accordance with subparagraph (c) below.

(b)	The Agreement will be amended by this letter from such time as the Facility Agent receives from the Company a copy of this letter countersigned by the Company.

(c)	The Agreement will be amended as follows:
(i)	Clause 23.1(b)(v) shall be amended by adding “in respect of each of its fiscal years,” after “Pyramid Freight, South Africa Branch,” and before “within 90 days;”;

(ii)	Clause 23.1(b)(vi) shall be amended by adding “in respect of each of its fiscal quarters” after “Pyramid Freight, South Africa Branch,” and before “within 45 days;”;

(iii)	each of Clause 24.8(c)(i)(B) and Clause 24.8(c)(ii)(B) shall be amended by deleting the word “audited” and replacing it with “unaudited”; and

(iv)	Clause 25.5(c)(xiv)(B) and 25.5(c)(xiv)(C) shall be amended by deleting the words “three months” and replacing them with “four months”.
4.	Representations

Each Obligor confirms to each Finance Party that on the date of this letter and on the Effective Date the Repeating Representations:
(a)	are true; and

(b)	would also be true if references to the Agreement were construed as references to the Agreement as amended by this letter.

Each Repeating Representation is applied to the circumstances existing at the time the Repeating Representation is made.
5.	Proposed Merger

(a)	We refer to the memorandum dated 28 September from the Company setting out details of the proposed merger between UTi (US) Holdings Inc and UTi (US) Logistics Holdings Inc as part of a solvent reorganisation of the Group (the Merger).

(b)	UTi (US) Holdings Inc will be the surviving entity of the merger and that the Company plans to deliver a Resignation Request in relation to UTi (US) Logistics Holdings Inc in accordance with Clause 34.8 (Resignation of an Obligor (other than the Company)) of the Agreement.

(c)	The Global Majority Lenders consent to the Resignation Request referred to in paragraph (b) above provided that it takes effect at or about the same time as the Merger takes place.

6.	Miscellaneous

(a)	This letter is a Finance Document.

(b)	From the Effective Date, the Agreement and this letter will be read and construed as one document.

(c)	Except as otherwise provided in this letter, the Finance Documents remain in full force and effect.

(d)	Except to the extent expressly waived in this letter, no waiver of any provision of any Finance Document is given by the terms of this letter and the Finance Parties expressly reserve all their rights and remedies in respect of any breach of, or other Default under, the Finance Documents.

7.	Governing law

This letter is governed by English law.

8.	Counterparts

This letter may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the this letter.

/s/ Yolanda Meza	/s/ Daniela Calazans
Yolanda Meza	Daniela Calazans
Vice President	Vice President
For
ABN AMRO BANK N.V.
as coordinating Facility Agent for and on behalf of the other Finance Parties

We agree with the terms of this letter.
/s/ Gerhard Bosua
For
UTI WORLDWIDE INC.
for itself and as agent for the other Obligors
Date: 11 October 2006

4